                            SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                              1934 (Amendment No. )

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant toss.240.14a-12

                                 EXELIXIS, INC.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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

                                 EXELIXIS, INC.
                                 170 HARBOR WAY
                          SOUTH SAN FRANCISCO, CA 94080

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2001

                                ---------------


TO THE STOCKHOLDERS OF EXELIXIS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Exelixis, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 22, 2001 at 8:00 a.m., local time, at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080 for the following purposes:

1. To elect two Class II directors to hold office until the 2004 Annual Meeting of Stockholders.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2001.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The board of directors has fixed the close of business on March 23, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors



                                       /s/ Glen Y. Sato
                                       Glen Y. Sato
                                       Secretary

South San Francisco, California
April 16, 2001

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     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. YOU MAY ALSO BE ABLE TO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, PLEASE REFER TO THE INFORMATION PROVIDED WITH YOUR PROXY CARD.

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

                                 EXELIXIS, INC.
                                 170 HARBOR WAY
                          SOUTH SAN FRANCISCO, CA 94080

                                ---------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 2001

                                ---------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Exelixis, Inc., a Delaware corporation ("Exelixis" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 22, 2001, at 8:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080. The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     Exelixis will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 23, 2001, the Company had outstanding and entitled to vote 46,797,585 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

VOTING VIA THE INTERNET OR BY TELEPHONE

     FOR SHARES REGISTERED IN THE NAME OF A BROKER OR BANK

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at (www.proxyvote.com).

     Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     THE TELEPHONE AND INTERNET VOTING PROCEDURES ARE DESIGNED TO AUTHENTICATE STOCKHOLDERS' IDENTITIES, TO ALLOW STOCKHOLDERS TO GIVE THEIR VOTING INSTRUCTIONS AND TO CONFIRM THAT STOCKHOLDERS' INSTRUCTIONS HAVE BEEN RECORDED PROPERLY. STOCKHOLDERS VOTING VIA THE INTERNET SHOULD UNDERSTAND THAT THERE MAY BE COSTS ASSOCIATED WITH ELECTRONIC ACCESS, SUCH AS USAGE CHARGES FROM INTERNET ACCESS PROVIDERS AND TELEPHONE COMPANIES, THAT MUST BE BORNE BY THE STOCKHOLDER.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. Your proxy may be revoked by filing with the secretary of the Company at the Company's principal executive office, 170 Harbor Way, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date. Your proxy may also be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 18, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not earlier than February 21, 2002 and not later than March 23, 2002. Stockholders are also advised to review the Company's bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.



                                   PROPOSAL 1

                         ELECTION OF CLASS II DIRECTORS

     The Company's amended and restated certificate of incorporation and bylaws provide that the board of directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. In March 2001, following the decision by Edmund Olivier de Vezin to decline to stand for re-election, the board of directors reduced the size of the board of directors to nine members. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     There are two directors in Class II, the class whose term of office expires in 2001. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2004 annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Jason S. Fisherman, M.D., age 44, has been a Director since March 1996. Dr. Fisherman has been a partner of Advent International Corporation, a global private equity and venture capital investment firm, since 1994. From 1991 to

1994, Dr. Fisherman served as Senior Director of Medical Research at Enzon, Inc., a biopharmaceutical company, where he managed clinical programs in oncology, genetic diseases and blood substitutes. Dr. Fisherman serves on the board of directors of Crucell N.V., ILEX Oncology, Inc., Mediconsult.com, Inc., Oridon Systems Ltd. and several private companies. Dr. Fisherman holds a B.A. in Molecular Biophysics and Biochemistry from Yale University, an M.D. from the University of Pennsylvania and an M.B.A. from the Wharton Graduate School of Business.

     Jean-Francois Formela, M.D., age 44, has been a Director since September 1995. Dr. Formela has been a principal of Atlas Venture, a venture capital firm, since 1993. From 1989 to 1993, Dr. Formela served at Schering-Plough Corporation, most recently as Senior Director, Medical Marketing and Scientific Affairs, where he had biotechnology licensing and marketing responsibilities. Dr. Formela serves on the board of directors of BioChem Pharma, Inc., Ciphergen BioSystems, Inc., DeCode Genetics, Inc., Variagenics, Inc. and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A. from Columbia Business School.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Stelios Papadopoulos, Ph.D., age 52, has been a Director since December 1994 and Chairman of the Board since January 1998. Dr. Papadopoulos has been an investment banker at SG Cowen since February 2000. Prior to this, Dr. Papadopoulos was an investment banker at PaineWebber from April 1987 to February 2000, and Chairman of PaineWebber Development Corp., a PaineWebber subsidiary, from June 1998 to February 2000. Dr. Papadopoulos is a member of the board of directors of Diacrin, Inc. and several private companies. Dr. Papadopoulos holds a Ph.D. in Biophysics and an M.B.A. in Finance, both from New York University.

     George A. Scangos, Ph.D., age 52, has served as our President and Chief Executive Officer since October 1996 and as a Director since October 1996. From September 1993 to October 1996, Dr. Scangos served as President of Biotechnology at Bayer Corporation, a pharmaceutical company, and was responsible for research, business and process development, manufacturing, engineering and quality assurance. Dr. Scangos is a member of the board of directors of Onyx Pharmaceuticals, Inc. and a private company. Dr. Scangos holds a B.A. in Biology from Cornell University and a Ph.D. in Microbiology from the University of Massachusetts. Dr. Scangos was a Post-Doctoral Fellow at Yale University and a faculty member at the Johns Hopkins University. Dr. Scangos currently holds an appointment as Adjunct Professor of Biology at Johns Hopkins University.

     Peter Stadler, Ph.D., age 55, has been a Director since April 1998. Dr. Stadler has been President and Chief Executive Officer of Artemis Pharmaceuticals, GmbH since June 1998. From 1987 to 1997, Dr. Stadler was head of pharma-biotechnology at Bayer AG. From 1986 to 1987, Dr. Stadler served as a visiting scientist at the University of Munster, Germany and the Massachusetts Institute of Technology in the area of biotechnology. Dr. Stadler holds a Ph.D. in Organic Chemistry and Biochemistry from the University of Hamburg.

     Lance Willsey, M.D., age 39, has been a Director since April 1997. Dr. Willsey has been a Founding Partner of DCF Capital, a hedge fund focused on investing in the life sciences, since July 1998. From July 1997 to July 1998, Dr. Willsey served on the Staff Department of Urologic Oncology at the Dana Farber Cancer Institute at Harvard University School of Medicine. From July 1996 to July 1997, Dr. Willsey served on the Staff Department of Urology at Massachusetts General Hospital at Harvard University School of Medicine, where he was an urology resident from July 1992 to July 1996. Dr. Willsey holds a B.S. in Physiology from Michigan State University and an M.S. in Biology and an M.D. from Wayne State University.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     Charles Cohen, Ph.D., age 50, has been a Director since November 1995. Since July 2000, Dr. Cohen has been the Chief Executive Officer of CellZome, a post-genomics biopharmaceutical company. Prior to this, Dr. Cohen co-founded Creative BioMolecules, Inc., a biotechnology company, in 1982 and was a director and its Chief Scientific Officer. In July 2000, Creative BioMolecules, Inc. merged with Ontogeny, Inc. and Reprogenesis, Inc. and formed Curis, Inc. Dr. Cohen serves on the board of directors of several private companies. Dr. Cohen holds a B.A. from State University of New York at Buffalo and a Ph.D. in Basic Medical Sciences from New York University School of Medicine.

     Jurgen Drews, M.D., age 67, has been a Director since July 1998. Dr. Drews has been Chairman of the Board of International BM Biomedicine Holdings, Inc., an investment firm, since October 1997. Since January 2001 Dr. Drews has been a managing partner with the Bear Stearns Health Innoventure Fund LLC. From 1996 to 1997, Dr. Drews served as President of Global Research for Hoffmann-La Roche Inc., a pharmaceutical company, and also served as a member of the Corporate Executive Committee of the Roche Group. From 1991 to 1995, Dr. Drews served as President of International Research and Development and as a member of the Corporate Executive Committee for Roche. Dr. Drews is Chairman of the Board of Directors of Genaissance Pharmaceuticals, Inc. and is also a director of GPC Biotech AG, Human Genome Sciences, Inc., MorphoSys AG and Protein Design Labs, Inc. Dr. Drews holds an M.D. in Internal Medicine and Molecular Biology from the University of Heidelberg.

     Geoffrey Duyk, M.D., Ph.D., age 41, has served as our Chief Scientific Officer since April 1997 and as a Director since April 1998. From 1994 to 1997, Dr. Duyk served at Millennium Pharmaceuticals, Inc., a genomics company, most recently as Vice President of Genomics. From 1992 to 1994, Dr. Duyk was an Assistant Professor in the Department of Genetics at Harvard Medical School and an Assistant Investigator of the Howard Hughes Medical Institute. While at Harvard Medical School, Dr. Duyk was a co-principal investigator in the NIH-funded Cooperative Human Linkage Center. Dr. Duyk holds a Ph.D. and M.D. from Case Western Reserve University and completed his residency and post-doctoral training at University of California, San Francisco.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the board of directors held nine meetings. The board has an Audit Committee and a Compensation Committee.

     Our Audit Committee was established in January 2000 in connection with our initial public offering to oversee our internal accounting controls and consult with, and review the services provided by, our independent accountants. The Audit Committee meets with the Company's independent accountants at least quarterly to review the results of the quarterly review and annual audit and discuss the financial statements, recommends to the board the independent accountants to be retained and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The audit committee is composed of three non-employee directors: Drs. Fisherman, Formela and Papadopoulos. The audit committee met three times during the fiscal year ended December 31, 2000. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The audit committee has adopted a written audit committee Charter that is attached hereto as Appendix A.

     Our Compensation Committee was established in January 2000 in connection with our initial public offering and reviews and recommends to the board the compensation and benefits of all our officers, establishes and reviews general policies relating to compensation and benefits of our employees that also includes executive officers and performs such other functions regarding compensation as the board may delegate. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee is currently composed of two non-employee directors: Drs. Cohen and Papadopoulos. The Compensation Committee met once during the fiscal year ended December 31, 2000.

     During the fiscal year ended December 31, 2000, all directors except for Drs. Drews and Willsey attended at least 75% or more of the aggregate of the meetings of the board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

                                   PROPOSAL 2

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The board of directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting.. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's bylaws or otherwise. However, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee and the board of directors, in their discretion, may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

     Audit Fees. Fees from PricewaterhouseCoopers LLP for the last annual audit and preparation of the tax returns were $80,000.

     All Other Fees. All other audit related services were $448,000 for the fiscal year ended December 31, 2000. Audit related services generally include fees for business acquisitions, accounting consultations and registration statements filed with the Securities and Exchange Commission.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our outstanding Common Stock as of March 15, 2001 by:

     o    each director and nominee for director;

     o    each of the executive officers named in the Summary Compensation
          Table;

     o    all executive officers and directors of the Company as a group; and

     o all those known by the Company to be beneficial owners of more than five percent of our Common Stock.

     Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of our Common Stock held by them. Shares of our Common Stock subject to options currently exercisable or exercisable within 60 days of March 15, 2001 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Applicable percentage ownership in the following table is based on 46,797,525 shares of Common Stock outstanding as of March 15, 2001. Unless otherwise indicated, the address of each individual listed in the table is in care of Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083.

                                                         BENEFICIAL OWNERSHIP
                                               ------------------------------------------
                                                   NUMBER OF              PERCENT OF
NAME OF BENEFICIAL OWNER                             SHARES               TOTAL (%)
------------------------                       -------------------    -------------------
DIRECTORS AND EXECUTIVE OFFICERS
George A. Scangos, Ph.D. (1)                        2,230,673                 4.7%
Geoffrey Duyk, M.D., Ph.D. (2)                      1,419,549                 3.0
Lloyd M. Kunimoto (3)                                 364,687                   *
Michael M. Morrissey, Ph.D. (4)                       103,806                   *
Glen Y. Sato (5)                                      282,411                   *
Stelios Papadopoulos, Ph.D. (6)                       478,213                 1.0
Charles Cohen, Ph.D. (7)                              225,000                   *
Jurgen Drews, M.D. (7)                                 30,000                   *
Jason S. Fisherman, M.D. (8)                        1,697,997                 3.6
Jean-Francois Formela, M.D. (9)(7)                  3,765,236                 8.0
Edmund Olivier de Vezin (7)                           198,190                   *
Peter Stadler, Ph.D. (10)                             230,000                   *
Lance Willsey, M.D.(7)                                 67,500                   *

5% STOCKHOLDERS
Atlas Ventures (9)                                  3,718,736                 8.0
FMR Corp.                                           2,655,760                 5.7
Deutsche Bank A.G.                                  2,434,700                 5.2
Pharmacia & Upjohn AB                               2,355,769                 5.0
All directors and executive officers as a group    11,680,803                24.1
(18 persons) (11)

 ---------------

*    Less than one percent.

(1) Includes 90,909 shares held by George A. Scangos, Trustee of The Leslie S. Wilson Grantor Annuity Trust, 4,875 shares held by George A. Scangos and Leslie S. Wilson, as Trustees of The Jennifer Wilson Scangos Trust and 4,875 shares held by George A. Scangos and Leslie S. Wilson, as Trustees of The Katherine Wilson Scangos Trust. Includes 250,000 shares Dr. Scangos has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, all of which would be subject to repurchase by Exelixis, and 353,126 shares Exelixis has the right to repurchase within 60 days of March 15, 2001.

(2) Includes 17,137 shares held by Geoffrey M. Duyk and Ulrike Barbara Wolter, Trustees of The Duyk 2000 Irrevocable Trust dated 2/21/00, 4,275 shares held by Geoffrey M. Duyk and Ulrike Barbara Wolter, Trustees of The Charles Duyk Trust dated 2/21/00, 22,500 shares held by Ulrike Barbara Wolter, Trustee of The Geoffrey M. Duyk Irrevocable Trust dated 2/21/00 and 75,000 shares held by Geoffrey M. Duyk, Trustee of The Geoffrey M. Duyk Annuity Trust dated 2/21/00. Also includes 368,750 shares Dr. Duyk has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, 228,125 of which would be subject to repurchase by Exelixis, and 195,315 shares Exelixis has the right to repurchase within 60 days of March 15, 2001.

(3) Consists of 100,000 shares Mr. Kunimoto has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, all of which would be subject to repurchase by Exelixis, and 150,784 shares Exelixis has the right to repurchase within 60 days of March 15, 2001.

(4) Includes 83,306 shares held by Michael M. Morrissey and Meghan D. Morrissey, Trustees of the Morrissey Family Living Trust dated 07/21/94. Also includes 20,000 shares Dr. Morrissey has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, all of which would be subject to repurchase by Exelixis, and 56,720 shares Exelixis has the right to repurchase within 60 days of March 15, 2001.

(5) Includes 30,000 shares held by Generations Trust Bank N.A., Trustee of the Glen Y. Sato Trust. Also includes 35,000 shares Mr. Sato has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, all of which would be subject to repurchase by Exelixis, and 152,345 shares Exelixis has the right to repurchase within 60 days of March 15, 2001.

(6) Includes 10,000 shares held by Fondation Sante, of which Dr. Papadopoulos is co-trustee. Also includes 30,000 shares Dr. Papadopoulos has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, 19,480 of which would be subject to repurchase by Exelixis.

(7) Consists of 30,000 shares Drs. Cohen, Drews, Formela and Willsey and Mr. Olivier each has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, 19,480 of which would be subject to repurchase by Exelixis.

(8) Includes 1,148,983 shares held by Rovent II L.P., 287,245 shares held by Advent Performance Materials, L.P., 164,141 shares held by Adwest L.P., 64,014 shares held by Advent Partners L.P. and 3,614 shares held by Advent International Investors II, L.P. Advent International Corporation, the venture capital firm that is the manager of the funds affiliated with Advent International Group, exercises sole voting and investment power with respect to all shares held by these funds. Dr. Fisherman is a partner of Advent International Corporation and disclaims beneficial ownership of these shares except for 16,449 shares that are indirectly beneficially owned by Dr. Fisherman. Advent International Corporation is located at 75 State Street, Boston, MA 02109. Also includes 30,000 shares Dr. Fisherman has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, 19,480 of which would be subject to repurchase by Exelixis.

(9) Consists of 2,481,296 shares held by Atlas Venture Fund II, L.P. and 1,237,440 shares held by Atlas Venture Europe Fund B.V. Atlas Venture Fund II, L.P. and Atlas Venture Europe Fund B.V. are part of the Atlas Venture, a group of funds under common control. Dr. Formela is a general partner of Atlas Venture. No general partner of Altas Venture is deemed to have voting and investment power with respect to such shares, and Dr. Formela disclaims beneficial ownership of these shares. Atlas Venture is located at 222 Berkeley Street, Suite 1950, Boston, MA 02116.

(10) Consists of 167,500 shares Dr. Stadler has the right to acquire pursuant to an option exercisable within 60 days of March 15, 2001, 52,292 of which would be subject to repurchase by Exelixis.

(11) Total number of shares includes 5,386,733 shares of Common Stock held by entities affiliated with directors and executive officers, 1,629,483 shares issuable upon the exercise of options and warrants within 60 days of March 15, 2001, 1,183,080 of which would be subject to repurchase by Exelixis, and 920,420 shares that Exelixis has the right to repurchase within 60 days of March 15, 2001. See footnotes 1 through 10 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based upon a review of Forms 3 and 4 furnished to the Company, and written representations of the Company's directors, executive officers and ten percent stockholders that no other reports were required to be filed by them, the Company believes that all reports required pursuant to Section 16(a) with respect to the fiscal year ended December 31, 2000, were timely filed.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Directors currently are reimbursed for travel expenses but receive no cash compensation from us for their services as members of the board or for attendance at committee meetings. In January 2000, we adopted the 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") to provide for the automatic grant of options to purchase shares of Common Stock to our directors who are not employees of Exelixis or of any affiliate of Exelixis. Such options are granted automatically, without further action by the Company, the Board or the stockholders of the Company. Under the terms of the Directors' Plan, all non-employee directors shall receive a one-time initial option to purchase 25,000 shares of Common Stock. In addition, all non-employee directors shall receive an annual option to purchase 5,000 shares of Common Stock starting at the 2000 annual meeting of stockholders. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of a share of Common Stock on the grant date. Under the terms of the Directors' Plan, the initial option to purchase 25,000 shares is immediately exercisable but will vest at the rate of 25% of the shares on the first anniversary of the grant date and monthly thereafter over the next three years. The annual grants to purchase 5,000 shares are exercisable immediately but will vest monthly over the following year. If the non-employee director is appointed to the board after the Annual Meeting, the annual grant will be pro-rated. As long as the optionholder continues to serve with us or with an affiliate of ours, the option will continue to vest and be exercisable during its term. When the optionholder's service terminates, we will have the right to repurchase any unvested shares at the original exercise price, without interest. All options granted under the Directors' Plan have a term of ten years, and are set to terminate three months after a non-employee director's service terminates. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, any surviving entity will either assume or replace all outstanding options under the Directors' Plan. Otherwise, the vesting of the options will accelerate.

     During the year ended December 31, 2000, the Company granted options covering 30,000 shares to each non-employee director, at exercise prices ranging from $13.00 to $47.00. As of March 23, 2001, no options had been exercised under the Directors' Plan.

EXECUTIVE OFFICERS

     The following chart sets forth certain information regarding the executive officers of the Company.

NAME                                     AGE   POSITION
----                                     ---   --------
George A. Scangos, Ph.D. (1)              52   President, Chief Executive Officer and Director
Christian Burks, Ph.D.                    47   Vice President and Chief Informatics Officer
Geoffrey Duyk, M.D., Ph.D. (1)            41   Senior Vice President, Chief Scientific Officer and Director
Matthew G. Kramer                         43   General Manager and Vice President of Agricultural Trait
                                               Development, Exelixis Plant Sciences
Lloyd M. Kunimoto                         47   Senior Vice President of Business Development
Michael M. Morrissey, Ph.D.               40   Vice President, Discovery Research
Gregory D. Plowman                        44   Vice President of Pharmaceutical Research
Glen Y. Sato                              42   Chief Financial Officer, Vice President, Legal Affairs and Secretary
Pamela A. Simonton                        50   Vice President, Corporate Technology Development
D. Ry Wagner                              44   Vice President of Plant Genetics and Biotechnology

 ---------------

(1) Please see "Proposal 1 - Election of Class II Directors" in this Proxy Statement for information about this executive officer and director.

     Christian Burks, Ph.D., has served as the Company's Vice President and Chief Informatics Officer since July 2000. From December 1998 to July 2000, Dr. Burks served as the Company's Senior Director of Informatics and Chief Information Scientist. From January 1997 to December 1998, Dr. Burks served as the Company's Director of Bioinformatics. From January 1982 to December 1996, Dr. Burks served in various positions at Los Alamos National Laboratory, including Post Doctoral Fellow, Scientific Staff Member, Group Leader and Program Manager. While at Los Alamos, Dr. Burks was part of the team that created the global DNA sequence database, GenBank. Dr. Burks also served as principal investigator for GenBank and Group Leader of the Theoretical Biology & Biophysics Group, and Laboratory-wide Program Manager for Computational Biology. Dr. Burks holds a Ph.D. in Molecular Biophysics and Biochemistry from Yale University.

     Matthew G. Kramer has served as the General Manager and Vice President of Agricultural Trait Development for Exelixis Plant Sciences, a wholly-owned subsidiary of the Company, since December 2000. Prior to this time, Mr. Kramer served as a director, and later as Vice President of Product Development, for Agritope, Inc., now Exelixis Plant Sciences. At Agritope, Mr. Kramer was responsible for field-testing, product evaluation, regulatory compliance and intellectual property protection. From 1987 to 1994, Mr. Kramer was the Director of Production and Product Development at Calgene, Inc., later Calgene Fresh, Inc., of Davis, California, where he was part of the team that brought the first genetically engineered whole food to market. Mr. Kramer is the author of numerous publications, book chapters and invited reviews in the field of applying the tools and techniques of biotechnology to fruit and vegetable species. Mr. Kramer received his M.S. degree in Plant Breeding and Genetics from Montana State University.

     Lloyd M. Kunimoto has served as the Company's Senior Vice President of Business Development since August 1999. From 1997 to 1999, Mr. Kunimoto served as Vice President of Commercial Development for the Nutrition and Consumer Products sector of Monsanto Company, a life sciences company. While at Monsanto, Mr. Kunimoto was responsible for directing Monsanto's genetic engineering program in the area of food ingredients. From 1996 to 1997, Mr. Kunimoto served as President and Chief Executive Officer of Calgene, Inc., an agricultural biotechnology company. From 1995 to 1996, Mr. Kunimoto served as Senior Vice President of Corporate Development at Calgene, Inc. Mr. Kunimoto holds a B.S. in Mathematics from Stanford University.

     Michael M. Morrissey, Ph.D., has served as the Company's Vice President of Discovery Research since February 2000. Previously with Berlex Biosciences since 1991, Dr. Morrissey held positions of increasing responsibility, including Vice President of Discovery Research, Director of Pharmaceutical Discovery and Unit Head of Medicinal Chemistry. Dr. Morrissey received his Ph.D. in Chemistry from Harvard University and his B.S. Honors in Chemistry from the University of Wisconsin.

     Gregory D. Plowman, M.D., Ph.D., has served as the Company's Vice President of Pharmaceutical Research since October 2000. From December 1997 to September 2000, Dr. Plowman served as Vice President of Molecular Biology at Sugen, Inc., a Pharmacia company. From January 1994 to December 1997, Dr. Plowman served as Director and Senior Director of Molecular Biology at Sugen. At Sugen, Dr. Plowman was responsible for the identification and validation of therapeutic targets in oncology, angiogenesis and metabolic disease, with a particular focus on protein kinases and phosphatases. From January 1988 to December 1993, Dr. Plowman served in positions of increasing responsibility at Bristol-Myers Squibb, the last year of which he was Senior Principal Scientist, Oncology Drug Discovery. Moreover, Dr. Plowman has previous experience with Oncogen and The Fred Hutchinson Cancer Research Center in Seattle. Dr. Plowman has authored numerous articles in the cancer field, and is an inventor on nine issued US patents. Dr. Plowman holds a Ph.D. in Pathology and an M.D., both from the University of Washington.

     Glen Y. Sato has served as the Company's Chief Financial Officer, Vice President of Legal Affairs and Secretary since November 1999. From April 1999 to November 1999, Mr. Sato served as Vice President, Legal and General Counsel for Protein Design Labs, Inc., a biotechnology company, where he previously served as the Associate General Counsel and Director of Corporate Planning from July 1993 to April 1999. Mr. Sato holds a B.A. from Wesleyan University and a J.D. and M.B.A. from the University of California, Los Angeles.

     Pamela A. Simonton, J.D., L.L.M., has served as the Company's Vice President of Corporate Technology Development since April 2000. From July 1996 to April 2000, Ms. Simonton served as Vice President, Licensing and Acquisitions for Bayer Corporation's Pharmaceutical Division. From September 1994 to July 1996, Ms. Simonton served as Vice President of Patents and Licensing for Bayer's Pharmaceutical Division, North America. Ms. Simonton holds a B.S. in Chemistry, an M.S. in Physics, a J.D. and L.L.M. in Patent and Trade Regulation.

     D. Ry Wagner, Ph.D., has served as the Company's Vice President of Plant Genetics and Biotechnology since December 2000. From January 2001 to December 1998, Dr. Wagner served as Vice President, Research at Agritope, Inc., now Exelixis Plant Sciences, Inc. From December 1998 to September 1994, Dr. Wagner was associate professor of Biology at the Institute of Molecular Biology of the University of Oregon. He was appointed to the faculty at the University of Oregon in 1988. From 1985 to 1988, Dr. Wagner served as a National Science Foundation post-doctoral fellow. Dr. Wagner holds a B.S. degree in Botany and Plant Science from Michigan State University and a Ph.D. degree in Genetics from the University of Washington.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation that we paid during the years ended December 31, 2000 and 1999, to our Chief Executive Officer and each of the four other most highly compensated executive officers who earned more than $100,000 during 2000. These individuals are referred to as the "Named Executive Officers." As permitted by the rules promulgated by the SEC, no amounts are shown for 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG-TERM
                                                                                                            COMPENSATION
                                                                   ANNUAL COMPENSATION                         AWARDS
                                                   -------------------------------------------------        ------------
                                                                                                            SECURITIES
                                                                                        OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR     SALARY        BONUS         COMPENSATION          OPTIONS
-------------------------------------------------  ----     ------        -----         ------------        ------------
George A. Scangos, Ph.D.
   President and Chief Executive Officer           2000    $420,000     $252,000             $378              250,000
                                                   1999     400,000      250,000 (1)           --              600,000
Geoffrey Duyk, M.D., Ph.D.
   Executive Vice President and Chief
   Scientific Officer                              2000     300,000      107,000           36,385 (2)          200,000
                                                   1999     290,000      162,000 (3)           --              375,000
Lloyd M. Kunimoto
   Senior Vice President of Business Development   2000     225,000       65,000              378              100,000
                                                   1999      87,500 (4)   71,875               --              262,500
Michael M. Morrissey, Ph.D.
   Vice President of Discovery Research            2000     206,250 (5)   56,250           49,455 (2)          102,500
                                                   1999          --           --               --                   --
Glen Y. Sato
   Chief Financial Officer, Vice President of
   Legal Affairs and Secretary                     2000     210,000       30,000              378               35,000
                                                   1999      30,962 (6)       --               --              243,750

(1)  Includes a 1998 bonus of $50,000 that was paid in 1999.

(2) Other compensation includes relocation compensation to Dr. Duyk of $36,007 and to Dr. Morrissey of $49,320.

(3)  Includes a 1998 bonus of $87,000 that was paid in 1999.

(4) Mr. Kunimoto joined the Company in August 1999. Mr. Kunimoto's annual salary for 1999 was $210,000.

(5) Dr. Morrissey joined the Company in February 2000. Dr. Morrissey's annual salary for 2000 was $225,000.

(6) Mr. Sato joined the Company in November 1999. Mr. Sato's annual salary for 1999 was $210,000.

                        STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 2000 Equity Incentive Plan, which was approved by the stockholders on March 15, 2000 and under which no grants were made prior to our initial public offering. Prior to April 2000, the Company granted options to its executive officers under the 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan. As of December 31, 2000, under the 2000 Equity Incentive Plan, 1997 Equity Incentive Plan and 1994 Employee, Director and Consultant Stock Plan, options to purchase 4,492,835 shares of Common Stock were outstanding under these plans, options to purchase 4,683,309 shares of Common Stock had been exercised and 3,790,041 shares remained available for grant under the 2000 Equity Incentive Plan.

     Our 1997 Equity Incentive Plan was terminated for purposes of new option grants in January 2000. Our 1994 Employee, Director and Consultant Stock Plan was terminated for purposes of new option grants in September 1997. Each of the plans remains in effect as to outstanding options granted under that plan.

                        OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth each grant of stock options during the fiscal year ended December 31, 2000, to each of the Named Executive Officers.

     The exercise price of each option granted in 2000 was equal to the estimated fair market value of Common Stock on the date of grant. Prior to our initial public offering on April 11, 2000, the fair market value was determined by the board of directors. In determining the estimated fair market value of Common Stock on the date of grant our board of directors considered many factors, including:

     o the fact that our options involved illiquid securities in a nonpublic company;

     o prices of preferred stock issued by Exelixis to outside investors in arm's-length transactions;

     o the rights, preferences and privileges of our preferred stock over Common Stock;

     o    our stage of development and business strategy; and

     o    valuations of publicly traded comparable biotech companies.

     The exercise price may be paid in cash, promissory notes, shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

     The potential realizable value of our options is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

     o for shares granted prior to the initial public offering, by multiplying the number of shares of Common Stock subject to a given option by the initial public offering price of $13.00 per share;

     o for shares granted after the initial public offering, by multiplying the number of shares of Common Stock subject to a given option by the grant day exercise price;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

     o    subtracting from that result the aggregate option exercise price.

     Percentages shown under "Percent of Total Options Granted to Employees in 2000" are based on an aggregate of 4,992,725 options granted to our employees, consultants and directors under our stock option plans during 2000.

                                                                                                 POTENTION REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                        INDIVIDUAL GRANTS                             STOCK PRICE
                                    ---------------------------------------------------------         APPRECIATION
                                      NUMBER OF      PERCENT OF                                     FOR OPTION TERM
                                     SECURITIES     TOTAL OPTIONS                              -----------------------
                                      UNDERLYING     GRANTED TO       EXERCISE
                                       OPTIONS      EMPLOYEES IN     PRICE PER    EXPIRATION
               NAME                  GRANTED (#)       2000(%)         SHARE         DATE           5%           10%
--------------------------------    ------------    -------------    ---------    ----------   ----------   ----------
George A. Scangos, Ph.D.........       250,000             5.00         $18.81    12/05/2010   $2,957,770   $7,495,570

Geoffrey Duyk, M.D., Ph.D.......       200,000             4.00         18.81     12/05/2010    2,366,216    5,996,456

Lloyd M. Kunimoto...............       100,000             2.00         18.81     12/05/2010    1,183,108    2,998,228

Michael M. Morrissey, Ph.D. ....        82,500             1.65          1.33     02/02/2010    1,771,648    2,886,048
                                        20,000             0.40         18.81     12/05/2010      236,622      599,646

Glen Y. Sato....................        35,000             0.70         18.81     12/05/2010      414,088   $1,049,380

                       OPTION VALUES AT DECEMBER 31, 2000

     The following table sets forth the number and value of securities underlying unexercised options that are held by each of the named executive officers as of December 31, 2000.

     Amounts shown under the column "Value of Unexercised In-the-Money Options at December 31, 2000" are based on the December 29, 2000 closing price of $14.625 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-
                                                                     OPTIONS AT DECEMBER 31,         THE-MONEY OPTIONS AT
                                                                             2001(1)                  DECEMBER 31, 2000(1)
                                       SHARES                     ----------------------------    ----------------------------
                                    ACQUIRED ON       VALUE       EXERCISABLE/    EXERCISABLE/    EXERCISABLE/    EXERCISABLE/
              NAME                  EXERCISE (#)   REALIZED (2)      VESTED         UNVESTED         VESTED         UNVESTED
--------------------------------    ------------   ------------   ------------    ------------    ------------    ------------
George A. Scangos, Ph.D.........     862,500        $679,999               -        250,000        $        -      $      -
Geoffrey Duyk, M.D., Ph.D.......     375,000         240,000         123,046        245,704         1,766,735       656,233
Lloyd M. Kunimoto...............     262,500         240,000               -        100,000                 -             -
Michael M. Morrissey, Ph.D......      82,500               -               -         20,000                 -             -
Glen Y. Sato....................     181,250         169,167               -         35,000                 -             -

(1) All options are exercisable upon grant, but the underlying shares are subject to a right of repurchase by Exelixis until vested.

(2)  Based on the fair market value of the Common Stock on the date of exercise.

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     At the time of commencement of employment, our employees generally sign offer letters specifying basic terms and conditions of employment. In general, our employees are not subject to written employment agreements. Each officer and employee has entered into a standard form agreement with respect to confidential information and invention assignment that provides that the employee will not disclose any confidential information of Exelixis received during the course of employment and that, with some exceptions, the employee will assign to Exelixis any and all inventions conceived or developed during the course of employment.

     In September 1996, we entered into an agreement with George Scangos in connection with his appointment as President and Chief Executive Officer of Exelixis. The agreement provides that Dr. Scangos' term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Scangos' employment is terminated without cause, he may receive up to six months base salary and bonus, together with all benefits. The agreement also provides that in the event of a merger or sale of more than 50% of Exelixis' assets, Dr. Scangos' unvested stock options shall automatically accelerate and vest in full.

     In April 1997, we entered into an agreement with Geoffrey Duyk in connection with his appointment as Chief Scientific Officer and Senior Vice President of Research and Development. The agreement provides that Dr. Duyk's term of employment will be renewed automatically each year unless either party provides written notice of its intention not to renew. In the event that Dr. Duyk's employment is terminated without cause, he may receive up to six months base salary and any declared but unpaid bonus as of the date of termination, together with all benefits. The agreement also provides that in the event of a change of control, Dr. Duyk's unvested stock options shall automatically accelerate and vest in full.

     In October 1999, we entered into an agreement with Glen Sato in connection with his appointment as Chief Financial Officer and Vice President of Legal Affairs. The agreement provides that in the event that Mr. Sato's employment is terminated without cause, he will receive six months base salary and benefits.

     In February 2000, we entered into an agreement with Michael Morrissey in connection with his appointment as Vice President of Discovery Research. The agreement provides that in the event Dr. Morrissey's employment is terminated without cause, he may receive six months base salary and benefits.

                        REPORT OF THE AUDIT COMMITTEE(1)

     The Audit Committee of the board of directors of Exelixis serves as the representative of the Board for general oversight of the financial reporting process of the Company. Each of the members of the Audit Committee is independent as defined under the Audit Committee Policies of the Nasdaq National Market.

     The Audit Committee maintains a written charter that outlines its responsibilities, a copy of which is attached as Appendix A to this Proxy Statement. Exelixis management has primary responsibility for preparing the Company's consolidated financial statements and establishing the financial reporting process. PricewaterhouseCoopers LLP, the Company's independent accountants, are responsible for expressing an opinion on the Company's audited consolidated financial statements. Based on this background, the Audit Committee reports as follows:

     1. We have reviewed and discussed the Company's audited consolidated financial statements with management.

     2. We have discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" (Codification of Statements on Auditing Standards, AU Section 380).

     3. We have received and reviewed the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent accountants their independence.

     4.   Based on review and discussion of the matters set forth in paragraphs
(1) through (3) above, we have recommended to the Board (and the Board approved) that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The undersigned members of the Audit Committee have submitted this Audit Committee Report as of this 2nd day of March 2001.

                                       Jason Fisherman
                                       Jean-Francois Formela
                                       Stelios Papadopoulos


                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

     The Compensation Committee of the board of directors was formed in January 2000. The Compensation Committee is responsible for the administration of the Company's executive compensation programs. These programs include base salary and annual bonuses for officers as well as long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include significant incentive and equity ownership opportunities directly linked to the Company's performance and stockholder return.

     The Compensation Committee is currently composed of two non-employee directors: Drs. Cohen and Papadopoulos. During 2000, the Compensation Committee also included Mr. Olivier. Mr. Olivier served on the Compensation Committee until his notice of a decision not to stand for re-election for the Company's board of directors in March 2001.

     Compensation Philosophy. The Company's overall executive compensation philosophy is based on the following principles:

---------------
1    The material in this report is not "soliciting material," is not deemed
"filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

(a) to provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

(b)  to motivate executives to achieve superior results for the Company;

(c) to align the financial interests of executives and stockholders through equity-based plans; and

(d) to provide a compensation program that recognizes individual contributions as well as overall business results.

     Compensation Program. The Compensation Committee is responsible for reviewing and recommending to the board the compensation of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is also responsible for the administration of the 2000 Equity Incentive Plan (the "2000 Option Plan"). There are three major components to the Company's executive compensation: base salary, potential annual cash bonus and potential long-term compensation in the form of stock options. The Compensation Committee considers the total current and potential compensation of each executive officer in establishing each element of compensation.

1. Base Salary. In setting compensation levels for executive officers, initial salaries are based on negotiations between the particular executive officer and the Chief Executive Officer, as approved by the Compensation Committee. Since 1999, the annual reviews of executive officers have occurred in the fourth quarter of the year. The Compensation Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies as well as the compensation levels of other executive officers in the Company. Historically, the Compensation Committee has relied on general industry survey information for these companies. In addition, the Compensation Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on seniority in position, assessment of individual performance, salary relative to internal and external equity and the significance of the position relative to the success of the Company.

2. Annual Cash Bonus. The Compensation Committee annually reviews each executive officer's bonus by executive officer position and the performance of the Company as well as the individual. Payment of cash bonuses is tied to the accomplishment of corporate milestones and to each individual officer's year-end performance review.

3. Long-Term Incentive Program. The Company's 2000 Option Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity as well as encouraging executives to remain employed by the Company.

4. Benefits. The Company provides benefits to the executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation for each executive officer, did not exceed 10% of total salary and bonus for that individual in the calendar year 2000.

     Compensation for the Chief Executive Officer. In determining Dr. Scangos' salary for 2000, the Compensation Committee reviewed and considered his historical compensation level, the number and nature of the transactions entered into by the Company in 2000, the achievement of key scientific and research goals as well as the compensation levels of other executives in peer companies, taking into account Dr. Scangos' experience and knowledge. The Compensation Committee determined that it was appropriate to increase Dr. Scangos' base salary from $400,000 to $425,000. In addition, for his performance in 2000, the Compensation Committee awarded Dr. Scangos a bonus of $252,000 as well as a stock option grant covering 250,000 shares of Common Stock.

     Section 162(m) of The Internal Revenue Code Limitations on Executive Compensation. In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended. Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes, compensation in excess of $1,000,000 paid to the

Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 2000.

     Conclusion. It is the opinion of the Compensation Committee that the aforementioned compensation policies and structures provide the necessary incentives to properly align the Company's corporate economic performance and the interests of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                                       Respectfully submitted,
                                       The Compensation Committee of
                                       the Board of Directors

                                       Edmund Olivier de Vezin
                                       Charles Cohen, Ph.D.
                                       Stelios Papadopoulos, Ph.D.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of our Compensation Committee has at any time been an officer or employee of Exelixis. No interlocking relationship exists between our board of directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

     Drs. Formela, Papadopoulos and Scangos serve as members of the Shareholders' Committee of Artemis Pharmaceuticals, GmbH, the governing board of Artemis responsible for compensation decisions. Dr. Stadler, a member of our Board, is Chief Executive Officer of Artemis.


                              CERTAIN TRANSACTIONS

     Indemnification Agreements. In connection with our initial public offering, we adopted and filed an amended and restated certificate of incorporation and restated bylaws. As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     o    any breach of duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o unlawful payment of dividends or unlawful stock repurchases or redemptions; or

     o any transaction from which the director derived an improper personal benefit.

     Our amended and restated bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our amended and restated bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our amended and restated bylaws also permit us to secure insurance on behalf of any office, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the amended and restated bylaws would permit indemnification.

     We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us, arising out of such person's services as a director or executive officer with respect to Exelixis, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

     Indebtedness of Management. In January 1998, we entered into a loan agreement with George Scangos, President, Chief Executive Officer and a director, in the amount of $150,000. The loan has an interest rate of 6.13% and matures on January 19, 2003. Pursuant to the terms of the loan agreement, the loan may be forgiven under certain circumstances.

     In January 1998, we entered into a loan agreement with Geoffrey Duyk, Chief Scientific Officer, Senior Vice President of Research and Development and a director, in the amount of $90,000. The loan has an interest rate of 6.13% and matures on January 16, 2003. Pursuant to the terms of the loan agreement, the loan may be forgiven under certain circumstances.

     In January 2000, we entered into a loan agreement with Glen Sato, Chief Financial Officer, Vice President, Legal Affairs and Secretary, in the amount of $72,500. The loan has an interest rate of 6.5% and matures on the earlier of January 27, 2004 or the sale of vested shares of Common Stock purchased pursuant to the note.

     In February 2000, we entered into loan agreements with George Scangos, President, Chief Executive Officer and a director, Geoffrey Duyk, Chief Scientific Officer, Senior Vice President of Research and Development and a director, Lloyd Kunimoto, Senior Vice President, Business Development and Michael Morrissey, Vice President, Discovery Research in the amounts of $470,000, $260,000, $110,000, and $110,000, respectively. Mr. Kunimoto paid
$20,000 of this loan amount during 2000. Mr Scangos also paid $212,292 of this loan amount during 2000. The loans have an interest rate of 6.5% and mature on the earlier of February 3, 2004 or the sale of vested shares of Common Stock purchased pursuant to the notes.

     Artemis. In 1998, we purchased a minority interest in Artemis Pharmaceuticals GmbH, a genetics company located in Cologne, Germany, focusing on the study of vertebrate model genetic systems such as mice and zebrafish. As of March 31, 2001, we owned approximately 15% of the outstanding equity of Artemis, and, pursuant to a shareholder's agreement, we have appointed three of the five members of the Artemis shareholders' governing board.

     In September 1998, we entered into a five-year cooperation agreement with Artemis under which we agreed to share technology and business opportunities as they arise. While either party may terminate this agreement at any time, we believe that it provides a significant opportunity to access complementary genetic research. In addition to developing zebrafish and mouse model system technology, Artemis is studying cartilage biology, angiogenesis and cardiovascular biology. We and Artemis have developed an integrated research approach in the field of angiogenesis and are jointly marketing this capability.

     Other. Stelios Papadopoulos, a director of the Company, has been a managing director at SG Cowen Securities Corporation since February 2000. In January, 2000, we engaged SG Cowen Securities Corporation to provide services for the Company, including providing investment banking and financial advising services during our initial public offering.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.


                        COMPARISON OF STOCKHOLDER RETURNS

     The following graph compares the cumulative total stockholder return on our Common Stock with the cumulative total return of the Nasdaq National Market, U.S. Index ("Nasdaq") and the Nasdaq Biotech Index ("Nasdaq-Biotech") for the period beginning on April 11, 2000, the Company's first day of trading after its initial public offering, and ending on December 31, 2000.

             COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN* AMONG
           EXELIXIS, INC., THE NASDAQ NATIONAL MARKET, U.S. INDEX AND
                           THE NASDAQ BIOTECH INDEX(2)

                                          CUMULATIVE TOTAL RETURN
                      ----------------------------------------------------------------
                          4/11/00         6/30/00         9/30/00        12/31/00
                      ----------------------------------------------------------------
Exelixis, Inc.              $100            $257            $241            $112
Nasdaq                       100              98              91              61
Nasdaq Biotech               100             118             128             105

---------------

* Assumes that $100.00 was invested on April 11, 2000 in stock or index - including reinvestment of dividends. Fiscal year ended December 31.



---------------

2    The material in this report is not "soliciting material," is not deemed
"filed" with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in such filing.

                                  OTHER MATTERS

     The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                       By Order of the Board of Directors

                       /s/ GLEN Y. SATO
                       GLEN Y. SATO
                       Secretary



April 16, 2001


     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, EXELIXIS, INC., 170 HARBOR WAY, P.O. BOX 511, SOUTH SAN FRANCISCO, CALIFORNIA 94083.

                                   APPENDIX A

                           THE AUDIT COMMITTEE CHARTER

                                 EXELIXIS, INC.

                             AUDIT COMMITTEE CHARTER

                             (Adopted July 25, 2000)



PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. This responsibility includes:

     (a) overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

     (b) reviewing the Company's systems of internal accounting and financial controls; and

     (c) ensuring the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The powers of the Committee include the authority to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the independent accountants is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the Nasdaq Stock Market. Accordingly, all of the members will be directors who:

     (a) have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     (b) are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

In general, the common recurring activities of the Committee in carrying out its oversight function are specified below. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

o The Committee shall meet and review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and Annual Report to Stockholders and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" ("SAS No. 61").

o As a whole, or through the Committee chair, the Committee shall meet and review with the outside auditors the Company's interim financial results to be included in quarterly filings with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Quarterly Reports on Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o    The Committee shall:

     (a) request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

     (b) discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

     (c) recommend that the Board take appropriate action to oversee the independence of the outside auditor.

     The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                 EXELIXIS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 22, 2001


     The undersigned hereby appoints George A. Scangos and Glen Y. Sato, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exelixis, Inc. which the undersigned may be entitled to vote at the 2001 Annual Meeting of Stockholders of Exelixis, Inc. to be held at the Company's offices located at 170 Harbor Way, South San Francisco, California 94080 on Tuesday, May 22, 2001 at 8:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.



                            (CONTINUED ON OTHER SIDE)

     MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES NAMED IN PROPOSAL 1.

PROPOSAL 1: To elect two Class II directors to hold office until the 2004 Annual
            Meeting of Stockholders.

[ ]                                                            [ ]
     FOR all nominees listed below (except                          WITHHOLD AUTHORITY to vote
     as marked to the contrary below).                              for all nominees listed below.

NOMINEES: Jason S. Fisherman, M.D., and Jean-Francois Formela, M.D..

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of Exelixis, Inc. for its fiscal year ended December 31, 2001.

    [ ]                 [ ]                    [ ]
        FOR                 AGAINST                ABSTAIN

Dated
      ------------------           ---------------------------------------------

                                   ---------------------------------------------
                                                     SIGNATURE(S)
                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.